Press Release

Verint to Acquire ForeSee Extending Its Voice of the Customer Leadership

Combination Will Create the Most Comprehensive Omnichannel Cloud VoC Portfolio to Help Organizations Deliver Exceptional Customer Experiences

MELVILLE, N.Y., December 17, 2018 - Verint® Systems Inc. (Nasdaq: VRNT), The Customer Engagement Company™, today announced the signing of a definitive agreement to acquire ForeSee®, a leading cloud voice of the customer (VoC) vendor. The Verint-ForeSee combination will create the market’s most comprehensive omnichannel cloud VoC portfolio available-an analytics-rich offering that will allow organizations to better measure and understand customer experiences and prioritize the improvements that will have the greatest business impact.

The acquisition will add ForeSee’s causal modeling, predictive analytics and benchmarking to Verint’s existing omnichannel VoC portfolio. The combination will create a new standard for customer experience, marketing and operational executives who want a unified view of the voice of their customers across digital, voice, surveys, email, chat and social media. Both Verint and ForeSee customers will benefit from an innovative vision backed by the resources and commitment to building the next generation of VoC solutions for organizations looking to elevate their customer experience.

Leading industry analysts agree that voice of the customer solutions are required to gain a complete view of the customer experience (CX). Without this focus, organizations are challenged to truly understand the customer journeys and sentiments that help measure CX impact. Analysts emphasize that CX stakeholders inside organizations must transition from channel centric activities to holistic programs that manage customer interactions in full context across all touchpoints and channels to drive better business outcomes.

“We would like to extend a warm welcome to ForeSee employees. This business combination further solidifies our commitment to customer engagement market leadership, helping organizations achieve their customer experience goals at all levels-from the contact center to digital channels and across the entire enterprise,” says Elan Moriah, President, Customer Engagement Solutions, Verint. “Combining ForeSee’s deep digital domain expertise with our automation and analytics expertise will accelerate our cloud VoC technology innovation and squarely address the needs of customers to drive better business outcomes by enhancing the customer experience.”

“We are excited to join the Verint team and help take the VoC market to the next level together,” says Jay Sinder, CEO, ForeSee. “Organizations today compete primarily on the basis of customer experience.
A great experience increases customer loyalty and decreases operating expenses, which this combination can uniquely deliver to customers. We believe that our customers will greatly benefit from future technology enhancements and integrations into Verint’s wider customer engagement portfolio.”

To learn more about Verint’s comprehensive cloud VoC portfolio, click here.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) is a global leader in Actionable Intelligence® solutions with a focus on customer engagement optimization, security intelligence, and fraud, risk and compliance. Today, over 10,000 organizations in more than 180 countries-including over 85 percent of the Fortune 100-count on intelligence from Verint solutions to make more informed, effective and timely decisions. Learn more about how we’re creating A Smarter World with Actionable Intelligence® at www.verint.com.

About ForeSee
ForeSee® helps companies grow by listening to what matters most-customer voices. ForeSee voice of the customer (VoC) software solutions are designed for business impact, to measure and benchmark a 360-degree view of the customer across every touchpoint in digital, location, and contact center. Global brands in retail, financial services, utilities, and the public sector depend on ForeSee to help them deliver exceptional customer experiences. Visit www.foresee.com to learn more.

This press release contains “forward-looking statements,” including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of risks, uncertainties and assumptions, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2018, our Quarterly Report on Form 10-Q for the quarter ended October 31, 2018, and other filings we make with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release and, except as required by law, Verint assumes no obligation to update or revise them or to provide reasons why actual results may differ.

VERINT, ACTIONABLE INTELLIGENCE, THE CUSTOMER ENGAGEMENT COMPANY, NEXT IT, OPINIONLAB, TERROGENCE, SENSECY, CUSTOMER ENGAGEMENT SOLUTIONS, CYBER INTELLIGENCE SOLUTIONS, EDGEVR, RELIANT, VANTAGE, STAR-GATE, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

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Contacts:

Media Relations Amy Curry Verint Systems Inc. amy.curry@verint.com	Investor Relations Alan Roden Verint Systems Inc. alan.roden@verint.com